                             AMENDMENT NO. 6 TO THE
                 PARTICIPATION AGREEMENT DATED JANUARY 1, 2002,
                             AS PREVIOUSLY AMENDED


     Amendment to the Participation Agreement (the "Agreement") by and among Oppenheimer Variable Account Funds (the "Fund"), OppenheimerFunds, Inc. (the "Adviser") and MetLife Insurance Company of Connecticut (the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule 1 hereto.

     WHEREAS, the Fund, the Adviser and the Company's affiliate, MetLife Investors USA Insurance Company ("MLI USA"), have previously entered into a Participation Agreement dated February 23, 2005 (the "MLI USA Participation Agreement");

     WHEREAS, following the close of business on November 14, 2014, MLI USA will merge into the Company, and as the surviving entity of the merger, the Company will become the depositor and issuer of the separate accounts of MLI USA;

     WHEREAS, simultaneously with the merger, the Company will change its name to MetLife Insurance Company USA and change its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties wish to (i) add a separate account of MLI USA to the Agreement; and (ii) terminate the MLI USA Participation Agreement as of the effective date of this Amendment No. 6 to the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement shall change to MetLife Insurance Company USA;

     2. Schedules 1 and 2 of the Agreement shall be deleted in their entirety and replaced with Schedules 1 and 2 attached hereto;

     3. The MLI USA Participation Agreement shall terminate as of the effective date of this Amendment.

     4. Article IX of the Agreement entitled "Notices" shall be amended as follows:

     "If to the Company:

        MetLife
        One  Financial  Center,  20th  Floor
        Boston,  MA  02111
        Attn:  Law  Department"

     5. This Amendment shall be effective as of November 17, 2014.

     6. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 6 to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                               OPPENHEIMER VARIABLE ACCOUNT FUNDS

                               By:    /s/ Brian Wixted
                                      ---------------------------
                               Name:  Brian Wixted
                               Title: Treasurer

                               OPPENHEIMERFUNDS, INC.

                               By:    /s/ Lamar Kunes
                                      ---------------------------
                               Name:  Lamar Kunes
                               Title: Senior Vice President

                               METLIFE INSURANCE COMPANY OF CONNECTICUT

                               By:    /s/ Karen A. Johnson
                                      ---------------------------
                               Name:  Karen A. Johnson
                               Title: Vice President

                               METLIFE INVESTORS USA INSURANCE COMPANY

                               By:    /s/ Karen A. Johnson
                                      ---------------------------
                               Name:  Karen A. Johnson
                               Title: Vice President

                                   SCHEDULE 1

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

SEPARATE ACCOUNTS                                          CONTRACTS FUNDED BY SEPARATE ACCOUNT
MetLife of CT Fund UL III for Variable Life Insurance      Corporate Owned VUL
                                                           Corporate Owned VUL 2000
                                                           Corporate Owned VUL III
                                                           Corporate Owned VUL IV
                                                           Corporate Select

MetLife of CT Separate Account CPPVUL1                     COLI PPVL

MetLife Investors USA Separate Account A                   Capital Strategist
                                                           Foresight
                                                           PrimElite IV

                                   SCHEDULE 2


Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Oppenheimer Core Bond Fund/VA - Non-Service Shares
Oppenheimer Global Strategic Income Fund/VA - Non-Service Shares
Oppenheimer Main Street Fund/VA - Service Shares
Oppenheimer Main Street Small Cap Fund/VA - Non-Service Shares and Service
Shares
Oppenheimer Money Fund/VA - Non-Service Shares